Exhibit 31.2

Certification of Chief Financial Officer

pursuant to Rule 13a-14 under the Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Thomas B. Raterman, as Chief Financial Officer, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Runway Growth Finance Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 27, 2025

/s/ Thomas B. Raterman
Thomas B. Raterman Chief Financial Officer (Principal Financial Officer) Runway Growth Finance Corp.